EXHIBIT 10.1

                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made as of May 13, 1997, by and among Cemax-Icon, Inc., a Delaware Corporation (the "Company"), and Imation Corp., a Delaware corporation ("Imation").

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Imation and CI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Imation ("Merger Subsidiary"), have agreed that Merger Subsidiary shall be merged (the "Merger") with and into the Company, in accordance with that certain Agreement and Plan of Merger among the Company, Imation and Merger Subsidiary dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will be the surviving corporation and a wholly owned subsidiary of Imation (the "Surviving Corporation"); and

         WHEREAS, Imation and the Company have conditioned the execution of the Merger Agreement on the execution of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the respective undertakings of the parties set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         2. GRANT OF OPTION. As an inducement to Imation to execute and deliver the Merger Agreement, and to proceed with the Merger under the terms and conditions set forth in the Merger Agreement, the Company hereby irrevocably grants to Imation an option (the "Option") to purchase up to 1,075,917 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at a price equal to $11.96 per share of Common Stock.

         3. EXERCISE OF OPTION. The Option may be exercised by Imation, in whole or in part, at any time and from time to time, on or before December 31, 1997. In the event that Imation desires to exercise the Option, Imation shall give a written notice to the Company specifying the number of shares of Common Stock it will purchase and a place and date (which date shall not be later than 10 business days after the date such notice is mailed, provided, however, that if any domestic law or regulation will not permit such purchase to be consummated during such 10-day period, the date of the closing of such purchase shall be within five days following the cessation of such restriction) for the closing of the purchase.

         4. PAYMENT AND DELIVERY OF CERTIFICATES. At any closing hereunder, (a) Imation will pay the aggregate purchase price for the shares of Common Stock to be purchased by wire transfer of immediately available funds to an account designated by the Company, and (b) the Company will deliver to Imation a certificate or certificates representing the shares purchased.

         5. REPRESENTATIONS AND WARRANTIES OF IMATION. Imation hereby represents and warrants to the Company as follows:

                  (a) The execution, delivery and performance of this Agreement by Imation has been duly authorized by all necessary corporate action on the part of Imation; and this Agreement has been duly executed and delivered by Imation and constitutes a valid and binding obligation of Imation enforceable in accordance with its terms; and

                  (b) The purchase of any shares of Common Stock from the Company pursuant to this Agreement will be for the account of Imation for investment and not with a view to the sale and distribution thereof within the meaning of the Securities Act; and any sale, transfer or other disposition of the shares of Common Stock purchased hereunder will be made in compliance with all applicable provisions of the Securities Act and the rules and regulations thereunder.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Imation as follows:

                  (a) The Company has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder; the execution, delivery and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement; this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms;

                  (b) Upon purchase by Imation hereunder, the shares of Common Stock subject to this Option will be duly authorized, validly issued, fully paid and nonassessable;

                  (c) Upon delivery of any shares of Common Stock purchased by Imation hereunder, Imation will receive good title to such shares, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind;

                  (d) The execution, delivery and performance of this Agreement by the Company do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject; and

                  (e) The Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby except for filings required pursuant to applicable state securities laws (which filings shall be made by the Company promptly in the event Imation exercises its option hereunder). No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

                  (f) The Company currently has 5,379,587 shares of Common Stock issued and outstanding.

         7. EFFECT OF TERMINATION OF THE MERGER AGREEMENT. The termination of the Merger Agreement and the payment of any termination fees by the Company under the Merger Agreement shall in no way affect the validity of or enforceability of this Agreement; provided, that, the Option may not be exercised and this Agreement shall terminate and be of no further force or effect in the event the Company terminates the Merger Agreement pursuant to
Section 8.01(b) thereof.

         8. REGISTRATION RIGHTS. Imation shall be entitled to the registration rights set forth on the attached Exhibit A with respect to any shares of Common Stock purchased hereunder.

         9. MISCELLANEOUS.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, affiliates and assigns.

                  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement of such change is sought.

                  (c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Imation will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of the Company set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Imation upon any such violation, Imation shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Imation at law or in equity, in any event without the necessity of posting bond or proving actual damages.

                  (d) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Imation and the Company will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Imation:                             with a copy to:

Imation Corp.                                   Dorsey & Whitney LLP
Legal Affairs                                   220 South Sixth Street
Imation Corp.                                   Minneapolis, MN 55402
One Imation Place                               Attention: Gary L. Tygesson
Oakdale, MN  55128-3414                         Telecopy:  (612) 340-8753
Attn:

Imation Corp.
One Imation Place
Oakdale, MN 55128-3414
Attn:

Notices to the Company:                         with a copy to:

Cemax-Icon, Inc.                                Wilson, Sonsini, Goodrich &
47281 Mission Falls Court                       Rosati, P.C.
Fremont, California 94539                       650 Page Mill Road
Attn: Terry Ross                                Palo Alto, California 94304-1050
                                                Attn:  Michael O'Donnell


                  (e) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  (f) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (h) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  (i) Effective Time. This Agreement and the Proxy delivered in connection herewith shall become effective only upon execution of the Merger Agreement by each of the Company, Imation and Merger Subsidiary.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                              IMATION CORP.


                                              By  /s/ C.T. Pinder
                                                  -----------------------------
                                                  Its  Vice President
                                                       ------------------------


                                              CEMAX-ICON, INC.

                                              By  /s/ Terry Ross
                                                  -----------------------------
                                                  Its  President and C.E.O.
                                                       ------------------------